Exhibit 99.1

Press Release

December 16, 2010

NASDAQ OMX to Repurchase 22.78 Million Shares

New York, December 16, 2010 – The NASDAQ OMX Group, Inc. (“NASDAQ OMX®”) (Nasdaq:NDAQ – News) has agreed to repurchase from Borse Dubai approximately 22.78 million shares of common stock for $21.82 per share for an aggregate purchase price of approximately $497 million, representing approximately 11.5% of its total outstanding shares. The transaction completes, expands and accelerates the purchase by NASDAQ OMX of its shares pursuant to its previously announced share repurchase plan.

Borse Dubai also has agreed to sell in a private transaction 8 million shares of common stock of NASDAQ OMX to Nomura International PLC as the buyer under the NASDAQ OMX Sale agreement.

Nomura agreed, under a forward sale agreement, to sell 8 million shares of NASDAQ OMX common stock to Investor AB, subject to regulatory approval. To the extent the agreement is physically settled, Investor AB’s ownership of NASDAQ OMX shares of common stock will increase to 17,400,142 shares.

The sale by Borse Dubai of slightly more than half of its investment in NASDAQ OMX (30.78 million shares) will raise substantial proceeds to meet Borse Dubai’s debt obligations maturing in February 2011.

NASDAQ OMX intends to raise $370 million in the bond market to finance the transaction. NASDAQ OMX management is committed to maintaining its investment grade status with both S&P and Moody’s.

Bob Greifeld, Chief Executive Officer of NASDAQ OMX, said: “Our repurchase of shares from Borse Dubai is an excellent transaction for both parties. It allows us to be opportunistic and accelerate our share repurchase plans while delivering significant accretion to our shareholders. The financing gives us sufficient capacity to fund the buyback, while maintaining strategic and operational flexibility. After the transaction, Borse Dubai will continue to hold a significant investment in NASDAQ OMX, demonstrating its desire to remain a committed long-term shareholder. We are pleased by the confidence Investor AB has shown in NASDAQ OMX by increasing its holding to become a leading and engaged shareholder.”

About The NASDAQ OMX Group

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with approximately 3,600 listed companies. NASDAQ OMX Group offers multiple capital raising solutions to companies around the globe, including its U.S. listings market; NASDAQ OMX Nordic, including First North, NASDAQ OMX Baltic and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and ETFs. NASDAQ OMX Group technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX Group exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit www.nasdaqomx.com. *Please follow NASDAQ OMX on Facebook (http://www.facebook.com/pages/NASDAQ-OMX/108167527653) and Twitter (http://www.twitter.com/nasdaqomx).

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) statements about the planned acquisition of FTEN and the expected benefits of such acquisition, (ii) statements about market demand for FTEN’s products and services and, more generally, about the need for risk-management solutions, (iii) statements about FTEN’s business prospects following the planned acquisition, and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:	The NASDAQ OMX Group, Inc. Media Contact: Frank De Maria +1 212 231 5183 frank.demaria@nasdaqomx.com Investor Contact: Vincent Palmiere +1 301 978 5242 Vincent.palmiere@nasdaqomx.com